UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2018

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.	☒

Explanatory Note

On September 17, 2018, Emmaus Life Sciences, Inc. ( “we,” “us,” “our,” “Emmaus” or the “company”) filed with the Securities and Exchange Commission a report on Form 8-K, referred to herein as the original report, relating to our entry into a securities purchase agreement pursuant to which we agreed to sell and issue to the purchasers thereunder in a private placement pursuant to Rule 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder 10% senior secured debentures and common stock purchase warrants to purchase shares of our common stock. This amended report amends in certain respects the original report as described below. This amended report should be read in conjunction with the original report.

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2018, we entered into a second amendment to securities purchase agreement to increase the amount of our securities to be sold and issued to the purchasers to $12.2 million principal amount of debentures and warrants to purchase an aggregate of up to 1,220,000 shares of our common stock for an aggregate purchase price of $12.2 million. The closing of the transactions under the securities purchase agreement is expected to occur in or about the week of October 8, 2018, subject to the satisfaction of customary closing conditions. At the closing, we will enter into a security agreement by which we will grant to the purchasers a security interest in substantially all of our assets, except for certain pledged marketable securities.

The debentures will bear interest at the rate of 10% per annum, payable monthly commencing November 1, 2018, and will mature on the 18-month anniversary of the closing date. We will be obliged to redeem $1,000,000 principal amount of the debentures monthly, commencing in May 2019, and to redeem the debentures in full upon a “subsequent financing” by us of at least of $20 million, subject to certain exceptions. The debentures also will be redeemable at our option, and we may prepay the principal amount of the debentures, at any time without premium or penalty. Any outstanding principal balance of the debentures will be due on maturity date, subject to acceleration in specified events. At the closing, Emmaus Medical, Inc. and Newfield Nutrition Corporation, two of our subsidiaries, will enter into a subsidiary guarantee by which they will guarantee our obligations to the debenture holders.

The common stock purchase warrants will be exercisable for five years from the closing date beginning six months after the closing date at an initial exercise price of $11.30 per share, which will be subject to reduction upon the date we become a listed company or our common stock becomes quoted on a trading market based upon the public offering price or “VWAP” of our common stock. The exercise price also will be subject to adjustment in certain other customary circumstances.

T.R. Winston & Company, LLC acted as placement agent in connection with the transactions contemplated by the securities purchase agreement pursuant to an amended and restated fee agreement with us dated October 1, 2018. In the fee agreement, we have agreed to pay T.R. Winston at the closing a cash fee equal to 5% of the gross proceeds received from the purchasers, to grant to T.R. Winston common stock purchase warrants to purchase up to 120,000 shares of our common stock on the same terms as the common stock purchase warrants sold to the purchasers and to reimburse T.R. Winston for certain legal fees and expenses incurred in connection with the transactions contemplated by the securities purchase agreement.

The securities purchase agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and of the specific relationship between the parties. The provisions of the securities purchase agreement, including such representations and warranties, are not for the benefit of any party other than the parties to the securities purchase agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to the securities purchase agreement. Rather, investors and the public should look to the disclosures contained in our filings with the Securities and Exchange Commission for such information.

The foregoing description of the terms of the securities purchase agreement, as amended, the debentures, the common stock purchase warrants, the security agreement, the subsidiary guarantee and the placement agent fee agreement are not complete, and are qualified in their entirety by reference to the full text of the agreements and documents, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 regarding the debentures is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Shares

Reference is made to Item 3.02 of the original report. The information in Item 1.01 of this report is incorporated herein by reference.

The total shares of our common stock covered by the transactions described in Item 3.02 of the original report and in Item 1.01 of this report amount to approximately 10.3% of the number of shares outstanding as of June 30, 2018.

The transactions described above were effected without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D thereunder. These transactions qualified for the exemptions because they did not involve any public solicitation and all or substantially all of the investors were “accredited investors” as defined in Rule 501 under the Securities Act. Except as described in Item 1.01 of this amended report, no broker-dealers were used in connection with such sales of unregistered securities.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of 10% Senior Secured Debenture.*

4.2	Form of Common Stock Purchase Warrant.*

10.1	Securities Purchase Agreement dated as of September 13, 2018 among Emmaus Life Sciences, Inc. and the Purchasers thereunder.*

10.2	Form of Security Agreement among Emmaus Life Sciences, Inc., Emmaus Medical, Inc., Newfield Nutrition Corporation and the holders of 10% Senior Secured Debentures.*

10.3	Form of Subsidiary Guarantee among Emmaus Medical, Inc., Newfield Nutrition Corporation and the holders of 10% Senior Secured Debentures.*

10.4	Fee Agreement made as of August 24, 2018 between Emmaus Life Sciences, Inc. and T.R. Winston & Company, LLC.*

10.5	Amended and Restated Fee Agreement made as of October 1, 2018 between Emmaus Life Sciences, Inc. and T.R. Winston & Company, LLC.

10.6	Second Amendment to Securities Purchase Agreement entered into on October 1, 2018 among Emmaus Life Sciences, Inc. and the Purchasers thereunder.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2018	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ KURT KRUGER
	Name:	Kurt Kruger
	Title:	Chief Financial Officer

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